Creditor’s Rights and Liability Confirmation Agreement

Party A: Tibet Changdu Huiheng Development Co., Ltd.
Party B: Shenzhen OUR International Technology Development Co., Ltd.
Party C: Shenzhen Jiancheng Investment Co., Ltd.

1. Whereas: both Party A and Party B are shareholders of Shenzhen Hyper Technology Incorporation (“Shenzhen Hyper” hereinafter), Party A holds 75% equity interest while Party B holds 25% equity interest of Shenzhen Hyper; By the end of December 31, 2007, Party C still owes Party A 5 million RMB.
2. Whereas: Party A, B and C agreed in early 2006 on the following: Party B would transfer its 25% equity interest of Shenzhen Hyper to Party A; Party C would pay 5 million RMB to Party B on behalf of Party A.
3. Whereas Party B can not execute the equity interest transfer up to now, Party A, B and C reach an agreement by negotiation: the equity interest transaction between Party A and B should be suspended, Party B still keeps the 25% equity interest of Shenzhen Hyper, and Party C would pay back by 5 million RMB to Party A by installment. The specific repayment schedule is as follows:

By the end of June, 2008: pay back 1.5 million RMB;
By the end of August, 2008: pay back 1.5 million RMB;
By the end of October, 2008: pay back 1 million RMB;
By the end of December, 2008: pay back the balance of 1 million RMB;

4. The agreement should come into effective after signed and sealed by Party A, B and C. Three copies of the agreement should be signed, and each party should hold one copy.

5. Should any dispute arise for the execution of the agreement, Party A, B and C should go for a settlement through negotiation. If no agreement can be made through negotiation, any party can place an arbitration the place of signing the agreement. The result of arbitration is considered to be final.

Party A: Tiber Changdu Huiheng Development Co., Ltd.
By: /s/ Richard Shen
Representative: Mr. Richard Shen

Party B: Shenzhen OUR International Technology Development Co., Ltd.
By: /s/ Jin Hong
Representative: Ms. Jin Hong

Party C: Shenzhen Jiancheng Investment Co., Ltd.
By: /s/ Li Jun
Representative: Mr. Li Jun

Date of signing:	Place of signing:
January 3, 2008	Shenzhen, Guangdong, PRC